CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72565) pertaining to the CCBT Bancorp, Inc. Stock Option Plan of our report dated January 30, 1998, with respect to the 1997 consolidated financial statements of Cape Cod Bank and Trust Company included in the Annual Report (Form 10-K) of CCBT Financial Companies, Inc. for the year ended December 31, 1999.

                                                 /s/ Ernst & Young LLP
                                                 -----------------------
                                                     Ernst & Young LLP


Boston, Massachusetts
March 16, 2000